UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 11, 2007

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 13, 2007, we issued a press release announcing that the Board of Directors appointed Andrew Meikle as Chairman of the Board of TurboSonic Technologies, Inc. effective immediately. Additionally, Edward Spink, our outgoing Chairman, continues with us in the position of Chief Executive Officer and as a director.

Our Audit Committee has taken on the additional role of corporate governance and has been renamed the Audit and Governance Committee. For the coming year, its members will include Richard Hurd, Chairman , Andrew Meikle and Ken Kivenko.

The Compensation Committee has been renamed the Human Resources and Compensation Committee, to properly acknowledge the role of this function in the growth of the Company. For the coming year, its members will include Glen Wright, Chairman, Julien Hradecky and Ken Kivenko.

A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired - None

(b)     Pro Forma Financial Information - None

(c)     Shell Company Transactions - None

(d)     Exhibits:

Exhibit No.	Description

99.1	Press Release dated December 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2007
TurboSonic Technologies, Inc.

By:	/s/ Egbert Q. van Everdingen
Name: Egbert Q. van Everdingen
Title: President, Secretary & Treasurer